UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2009
Northrop Grumman Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	95-4840775
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices) (Zip Code)
(310) 553-6262
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On April 2, 2009, the Company issued a press release announcing that it has reached an agreement with the U.S. government to settle two legal matters. The settlement amounts for the two matters are equal and thereby offset each other. The first matter involved a lawsuit filed by the Company against the U.S. government for the recovery of uncompensated costs, investments and a reasonable profit related to the Tri-Service Standoff Attack Missile (TSSAM) program that the government cancelled for convenience in 1995. The second matter involved a qui tam claim in which the U.S. Department of Justice intervened related to certain microelectronics parts produced by the former TRW Inc. prior to its acquisition by the Company in 2002. These matters are described in the Legal Proceedings section of the Company’s Form 10-K filed with the SEC on February 10, 2009.
     The press release is filed as Exhibit 99 and incorporated into this Report by reference.
ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits
     Exhibit 99       Press release dated April 2, 2009

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation (Registrant)
Date: April 3, 2009	By:	/s/ Joseph F. Coyne, Jr.
(Signature)
Joseph F. Coyne, Jr. Corporate Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99	Press Release dated April 2, 2009

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